                           SCHEDULE 14A INFORMATION

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                              ITC/\DeltaCom, Inc.
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FOR IMMEDIATE RELEASE

Investor Contacts:
Douglas A. Shumate                                      Mary A. Edwards
Senior Vice President                                   Manager
Chief Financial Officer                                 Investor Relations
706-385-8189                                            706-385-8016
dshumate@itcdeltacom.com                                medwards@itcdeltacom.com
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Media Contact:
Moss Crosby
Vice President of Marketing
256-382-3851
mcrosby@itcdeltacom.com

             ITC/\DELTACOM ANNOUNCES PLAN TO RESCHEDULE ADJOURNED
                       ANNUAL MEETING FOR JUNE 15, 2001

         WEST POINT, Ga. (May 30, 2001) - ITC/\DeltaCom, Inc. (Nasdaq/NM: ITCD) today announced that it plans to reschedule its adjourned 2001 annual meeting of stockholders from June 11, 2001 to June 15, 2001, at 11:00 a.m., local time. The adjourned meeting will be held at the New Horizon Community Theatre, 411 West 8th Street, West Point, Georgia. The purpose of the rescheduling is to provide the Company's stockholders with additional time to review a forthcoming supplement to its proxy statement that will provide more information regarding the annual meeting proposals. Some of these proposals were the subject of a previously announced lawsuit filed against the Company and other defendents on April 20, 2001. An agreement in principle to settle the lawsuit was concluded on May 29, 2001 and is described in the Company's report on Form 8-K filed today with the Securities and Exchange Commission. The Company expects that the proxy statement supplement will first be mailed to stockholders on May 31, 2001. The annual meeting proposals will be submitted to a vote of the Company's stockholders at the reconvened meeting on June 15, 2001.

About ITC/\DeltaCom

         ITC/\DeltaCom, headquartered in West Point, Georgia, provides integrated telecommunications and technology solutions to businesses in the southern United States and is a leading regional provider of broadband transport services to other communications companies. ITC/\DeltaCom's business communications services include local, long distance, enhanced data, Internet access, managed IP, network monitoring and management, and operator services, and the sale and maintenance of customer premise equipment. Additionally, ITC/\DeltaCom offers colocation, web hosting, and managed and professional services through e/\deltacom, a division of ITC/\DeltaCom. The Company operates 37 branch offices in nine states, and its 10-state fiber optic network of approximately 9,730-miles reaches approximately 150 points of presence. ITC/\DeltaCom has interconnection agreements with BellSouth, GTE, Southwestern Bell and Sprint for resale and access to unbundled network elements and is a certified Competitive Local Exchange Carrier (CLEC) in Arkansas, Texas, and all nine BellSouth states. For additional information about ITC/\DeltaCom or e/\deltacom, please visit their websites at www.itcdeltacom.com and www.edeltacom.com.